Exhibit 99.1

Westwood Holdings Group, Inc. Reports Third Quarter 2003 Results and Declares
                              Quarterly Dividend



    DALLAS, Oct. 21 /PRNewswire-FirstCall/ -- Westwood Holdings Group, Inc.

(NYSE: WHG) today reported 2003 third quarter revenues of $5.3 million, net income of $1.3 million, and earnings per diluted share of $0.24.  This compares to revenues of $5.5 million, net income of $1.2 million and earnings per diluted share of $0.22 in the third quarter of 2002.  For the nine months ended September 30, 2003, Westwood reported revenues of $15.4 million and net income of $3.8 million, or $0.70 per diluted share, compared to revenues of

$16.6 million and net income of $3.8 million, or $0.71 per diluted share, for the same 2002 period.

    Total operating expenses for the 2003 third quarter were $3.1 million, an

8.7% decrease compared to $3.4 million for the 2002 third quarter.

    Assets under management were $3.6 billion as of September 30, 2003, a decrease of 7.0% compared to $3.9 billion on September 30, 2002.  Average assets under management for the third quarter of 2003 were $4.0 billion compared to $4.3 billion for the third quarter of 2002, a decrease of 6.8%.

The decline in assets under management was primarily due to the withdrawal of assets by certain clients partially offset by the market appreciation of assets under management and inflows from new clients.

    Westwood also announced today that its Board of Directors has approved the payment of a quarterly cash dividend of $0.03 per common share, payable on

January 2, 2004 to stockholders of record on December 15, 2003.

    Susan M. Byrne, Westwood's founder and Chief Executive Officer commented,

"We are pleased with the vote of confidence from our existing team as well as newly hired professionals, who have chosen to receive a significant component of their bonus compensation in the form of equity-based awards.  Their belief in the benefits of sustainable value creation at the expense of short-term results bodes well for all investors with a long-term time horizon.  We continue to focus on the long-term growth of the firm while we move forward with our plans to broaden our product offerings."



    About Westwood

    Westwood Holdings Group, Inc. manages investment assets and provides services for its clients through two subsidiaries, Westwood Management Corp.

and Westwood Trust.  Westwood Management Corp. is a registered investment advisor and provides investment advisory services to corporate pension funds,

public retirement plans, endowments and foundations, mutual funds and clients of Westwood Trust.  Westwood Trust provides, to institutions and high net worth individuals, trust and custodial services and participation in common trust funds that it sponsors.  Westwood Holdings Group, Inc. trades on the New

York Stock Exchange under the symbol "WHG".  For more information, please visit the Company's website at www.westwoodgroup.com .



    Note on Forward-looking Statements

    Statements that are not purely historical facts, including statements about anticipated or expected future revenue and earnings growth and profitability, as well as other statements including words such as

"anticipate," "believe," "plan," "estimate," "expect," "intend," "should,"

"could," "goal," "target," "designed," "on track," "continue," "comfortable with," "optimistic," "look forward to" and other similar expressions,

constitute forward-looking statements within the meaning of Section 27A of the

Securities Act of 1933, as amended, and Section 21E of the Securities Exchange

Act of 1934, as amended.  These forward-looking statements are subject to known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those contemplated by the forward-looking statements.  Such factors include the risks and uncertainties referenced in our documents filed with, or furnished to, the Securities and

Exchange Commission, including without limitation those identified under the caption "Forward-Looking Statements and Risk Factors" in the Company's Annual

Report on Form 10-K filed with the Securities and Exchange Commission.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Readers are cautioned not to place undue reliance on forward-

looking statements.





                WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES



                      CONSOLIDATED STATEMENTS OF INCOME

                   (in thousands, except per share amounts)

                                 (unaudited)



                           Three months ended        Nine months ended

                              September 30,             September 30,

                            2003         2002         2003         2002



    REVENUES:

      Advisory fees         $3,491       $4,156      $10,804      $12,482

      Trust fees             1,260        1,127        3,470        3,432

      Other revenues           539          258        1,098          697

        Total revenues       5,290        5,541       15,372       16,611



    EXPENSES:

      Employee compensation

       and benefits          2,176        2,583        6,497        6,930

      Sales and marketing      130          114          451          394

      Information

       technology              214          228          597          688

      Professional services    258          184          676          991

      General and

       administrative          368          335        1,080        1,135

        Total expenses       3,146        3,444        9,301       10,138

    Income before income

     taxes                   2,144        2,097        6,071        6,473

    Provision for income

     tax expense               825          893        2,303        2,625

    Net income              $1,319       $1,204       $3,768       $3,848



    Earnings per share:

      Basic                  $0.24        $0.22        $0.70        $0.71

      Diluted                $0.24        $0.22        $0.70        $0.71





                WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES



                         CONSOLIDATED BALANCE SHEETS

                As of September 30, 2003 and December 31, 2002

             (in thousands, except par values and share amounts)

                                 (unaudited)



                                                 September 30,   December 31,

                                                      2003           2002

                           ASSETS

    Current Assets:

      Cash and cash equivalents                       $8,313         $4,359

      Accounts receivable                              2,196          2,186

      Investments, at market value                    16,260         14,230

        Total current assets                          26,769         20,775

      Goodwill, net of accumulated amortization

       of $640                                         2,302          2,302

      Other assets, net                                  971          1,043

        Total assets                                 $30,042        $24,120



            LIABILITIES AND STOCKHOLDERS' EQUITY

    Current Liabilities:

      Accounts payable and accrued liabilities          $933           $701

      Dividends payable                                5,704            108

      Compensation and benefits payable                2,295          3,523

      Income taxes payable                               438            604

        Total current liabilities                      9,370          4,936

      Other liabilities                                   40             61

        Total liabilities                              9,410          4,997

    Stockholders' Equity:

      Common stock, $0.01 par value, authorized

       10,000,000 shares, issued 5,538,097 and

       outstanding 5,537,744 shares at

       September 30, 2003; issued 5,394,522 and

       outstanding 5,394,145 shares at

       December 31, 2002                                  55             54

      Additional paid-in capital                      12,671          9,579

      Treasury stock, at cost - 353 shares at

       September 30, 2003 and 377 shares at

       December 31, 2002                                  (6)            (6)

      Unamortized stock compensation                  (2,599)           ---

      Notes receivable from stockholders                 ---         (3,598)

      Retained earnings                               10,511         13,094

        Total stockholders' equity                    20,632         19,123

    Total liabilities and stockholders' equity       $30,042        $24,120



     Contact:

     Westwood Holdings Group, Inc.

     Investor Relations

     (214) 756-6900



SOURCE  Westwood Holdings Group, Inc.

    -0-                             10/21/2003

    /CONTACT:  Bill Hardcastle of Westwood Holdings Group, Inc.,

+1-214-756-6383/

    /Web site:  http://www.westwoodgroup.com /

    (WHG)



CO:  Westwood Holdings Group, Inc.

ST:  Texas

IN:  FIN

SU:  ERN DIV